SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-EARL SCHEIB

          GABELLI FUNDS, INC.
               THE GABELLI ASSET FUND
                                 1/13/97           50,000             6.5500
                                 1/06/97            3,600             7.0500
          GAMCO INVESTORS, INC.
                                12/30/96            3,000             7.0583
                                12/27/96           15,000-            7.0750
                                12/27/96           16,000             7.0700
                                12/27/96            3,000             7.0208
          GAMCO INVESTORS, INC.
                                 1/10/97              500-            7.1250
                                 1/09/97            4,000-            7.2344
                                 1/07/97            1,500-            7.0000
                                 1/03/97            1,400-            8.3469
                                 1/03/97            1,400             8.2997





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.

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